UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): 02/28/05

ENSCO International Incorporated

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-8097

Delaware	76-023579
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 North Akard Street

Suite 4300

Dallas, TX 75201-3331

(Address of Principal Executive Offices, Including Zip Code)

214-397-3000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2005, the Nominating, Governance and Compensation Committee (the “Committee”) of the Board of Directors of ENSCO International Incorporated (the “Company”) approved cash awards to the Company’s Chief Executive Officer and its four most highly compensated individuals as set forth below under the Key Employees’ Incentive Compensation Plan (the “Plan”), which was previously approved by stockholders at the Annual Meeting of Stockholders on May 13, 2003. A copy of the Plan is attached as Exhibit A to the Company’s Proxy Statement filed March 28, 2003. The cash awards to the named executives were based on an aggregate of $462,425 formula derived bonus amounts under the Plan. In addition, the Committee made discretionary awards in an aggregate amount of $732,575 to the named executives. The total cash awards are set forth below:

Name and Title	Amount of Bonus
Carl F. Thorne Chairman of the Board and Chief Executive Officer	$575,000
William S. Chadwick, Jr. Senior Vice President – Operations	$170,000
Phillip J. Saile President – ENSCO Offshore International Company	$150,000
J. W. Swent, III Senior Vice President – Chief Financial Officer	$170,000
Jon C. Cole Senior Vice President – Business Development and Safety, Health, Environment	$130,000

Signatures

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

ENSCO INTERNATIONAL INCORPORATED

Date: March 4, 2005	By:	/s/ Cary A. Moomjian, Jr.
Cary A. Moomjian, Jr.
Vice President, General Counsel and Secretary